Exhibit 23.1

[Letterhead of Tetra Tech MM, Inc.]

CONSENT OF TETRA TECH MM, INC.

The undersigned, Tetra Tech MM, Inc., hereby states as follows:

Tetra Tech MM, Inc. assisted with the preparation of “The Mt. Todd Preliminary Feasibility Study” (the “Technical Report”) for Vista Gold Corp. (the “Company”), portions of which are summarized (the “Summary Material”) in this Quarterly Report on Form 10-Q for the period ended September 30, 2010 (the “Form 10-Q”).

Tetra Tech MM, Inc. hereby consent to the Summary Material in the Form 10-Q and to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-132975 and 333-158633) and in the related Prospectuses, and in the Registration Statements on Form S-8 (Nos. 333-105621, 333-134767 and 333-153019) of the Company of the Summary Material concerning the Technical Report, including the reference to Tetra Tech MM, Inc. included with such information, as set forth above in the Form 10-Q.

By: /s/ John W. Rozelle, P.G. /s/
Name: John W. Rozelle, P.G.
Title: Manager, Mineral Resource Division, Principal Geologist

Date: November 9, 2010